UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2004

Liberate Technologies

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Campus Drive, Suite 250, San Mateo, California		94403
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 645-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On November 4, 2004, the Compensation Committee of Liberate Technologies approved a supplemental compensation arrangement for Philip A. Vachon, an executive officer of Liberate, in connection with his foreign assignment.  The arrangement is composed of: (1) a one-time payment of approximately $84,000 for relocation and certain other foreign living and related expenses incurred through October 31, 2004 (including a tax gross-up); and (2) ongoing monthly payments of $12,000, in addition to his salary, to cover foreign living and related expenses (including a tax gross-up).  The monthly payments will continue so long as Mr. Vachon remains on his foreign assignment or until the Compensation Committee approves a change to the arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: November 5, 2004	By:	/s/ Gregory S. Wood
	Name:	Gregory S. Wood
	Title:	Executive Vice President and Chief Financial Officer